UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

Stratasys, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13400	36-3658792
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7665 Commerce Way, Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 937-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2010, the Compensation Committee of our Board of Directors (the “Compensation Committee”) approved the award of discretionary bonuses of $29,870 to S. Scott Crump, our Chief Executive Officer, $26,974 to Thomas W. Stenoien, our Chief Operating Officer, and $12,905 to Robert F. Gallagher, our Chief Financial Officer. These bonuses represent 28% of the targeted bonuses for 2009 for each of the foregoing Named Executive Officers (“NEOs”) and a 50% decrease from the bonuses awarded for 2008. In awarding the bonuses for 2009, the Committee took into account the fact that we maintained profitability during a period of international economic downturn and that the base salary for each of the NEOs for 2010 was maintained at the 2009 level.

The Compensation Committee also approved the award of an additional discretionary bonus of $20,000 to Robert F. Gallagher, based on the recognition of his contributions to negotiating our Master OEM Agreement with Hewlett-Packard Company.

We paid the foregoing bonuses on March 1, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.
(Registrant)

Date: March 2, 2010	By:	/s/ S. Scott Crump
S. Scott Crump
Chief Executive Officer, President &
Treasurer